SCHEDULE 14A INFORMATION

                   Proxy Statement Pursuant to Section 14(a) of
                        the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
    Confidential, for Use of the Commission Only (as permitted by Rule 14-6 (e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            GLOBAL INDUSTRIES, LTD

               (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fees required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

    2)  Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4)  Proposed maximum aggregate value of transaction:

    5)  Total Fee paid:


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statment number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statment No.:

    3)  Filing Party:

    4)  Date Filed:








                                     {LOGO}


                              GLOBAL INDUSTRIES, LTD.
                                 8000 Global Drive
                             Carlyss, Louisiana 70665

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

                         TO BE HELD ON MAY 11, 2001

Dear Shareholder:

You are cordially invited to attend the 2001 Annual Meeting of Shareholders of Global Industries, Ltd. on Friday, May 11, 2001. The meeting will be held at The Houstonian Hotel & Conference Center, 111 North Post Oak Lane, Houston, Texas, at 10:00 a.m., local time.

As set forth in the accompanying Proxy Statement, the meeting will be held for the following purposes:

1. To elect seven directors to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

2. To approve a proposal to adopt an amendment to the Company's 1998 Equity Incentive
Plan, which among other things increases the number of shares authorized for issuance under the Plan to 7.5 million.

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 30, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the 2001 Annual Meeting or any adjournment thereof. A list of shareholders will be available for examination at the Annual Meeting and at the office of the Company for the ten days prior to the Annual Meeting.

                                   By Order of the Board of Directors



                                   Timothy W. Miciotto
                                   Vice President

Carlyss, Louisiana
April 5, 2001

IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.







                            GLOBAL INDUSTRIES, LTD.
                               8000 Global Drive
                           Carlyss, Louisiana 70665



          PROXY STATEMENT FOR 2001 ANNUAL MEETING OF SHAREHOLDERS

                        To be held on May 11, 2001

This Proxy Statement and the accompanying proxy card are being furnished to the shareholders of Global Industries, Ltd., a Louisiana corporation (the "Company" or "Global"), in connection with the solicitation by and on behalf of the Board of Directors of the Company of proxies for use at the 2001 Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held on Friday, May 11, 2001, at 10:00 a.m., local time, at The Houstonian Hotel & Conference Center, 111 Post Oak Lane, Houston, Texas, and any adjournment thereof. This Proxy Statement and the accompanying proxy card are being first mailed to shareholders on or about April 5, 2001.

The execution and return of the enclosed proxy will not affect in any way a shareholder's right to attend the Annual Meeting. Furthermore, a shareholder may revoke his or her proxy at any time before it is exercised (a) by filing with the Secretary of the Company a written revocation or a duly executed proxy bearing a later date, or (b) by appearing and voting in person at the Annual Meeting. Unless otherwise marked, properly executed proxies in the form of the accompanying proxy card will be voted (i) FOR the election of the seven nominees to the Board of Directors of the Company listed below and (ii) FOR approval of the proposed amendment to the Company's 1998 Equity Incentive Plan.

On March 30, 2001, the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 92,650,747 shares of Common Stock. The holders of Common Stock are entitled to one vote per share. The Common Stock is the only class of voting securities outstanding. The presence at the meeting in person or by proxy of the holders of a majority of the outstanding shares is necessary to constitute a quorum.


ELECTION OF DIRECTORS

Pursuant to the Company's bylaws, the Board of Directors currently consists of seven positions. Seven Directors will be elected at the Annual Meeting to serve until the next annual meeting and until their successors are elected and qualified. A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect each director. Accordingly, under Louisiana law, the Company's Amended and Restated Articles of Incorporation and bylaws, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to the particular item) are not counted and have no effect on the election of directors. Unless otherwise indicated on the proxy, the persons named as proxies in the enclosed proxy will vote in favor of the nominees listed below. Each of the nominees is currently a director of the Company and was recommended by the Nominating Committee of the Board of Directors and nominated by the Board of Directors. Although the Company has no reason to believe that any of the nominees will be unable to serve if elected, should any of the nominees become unable to serve prior to the Annual Meeting, the proxies will be voted for the election of such other persons as may be nominated by the Board of Directors.




	THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Set forth below is the name and certain information regarding each of the seven nominees for election as a director:

William J. Dore', 58, is the Company's founder and has been Chairman of the Board of Directors and Chief Executive Officer since 1973 and prior to June 2000, was also President. Mr. Dore' has over thirty years of experience in the diving and marine construction industry and is a past President of the Association of Diving Contractors and has served on the Board of Directors of the National Ocean Industries Association. Mr. Dore' was previously a member of the Board of Directors of Noble Drilling Corporation. In 2000, Mr. Dore' received the Horatio Alger Award for personal and professional achievement. He received a M.Ed. degree from McNeese State in 1966.

James C. Day, 58, joined the Board of Directors of the
Company in February 1993. Mr. Day has been Chairman of the Board of Directors since October 1992, and Chief Executive Officer since January 1984, of Noble Drilling Corporation, a Houston, Texas based offshore drilling contractor. He previously also served as President of Noble Drilling. He serves as a Trustee of the Samuel Roberts Noble Foundation, Inc. He has served as Chairman of the International Association of Drilling Contractors, the National Ocean Industries Association, and currently serves on the Board of the American Petroleum Institute. Mr. Day received a BS degree in Business Administration from Phillips University.

Edward P. Djerejian, 62, joined the Board of Directors of the Company in February 1996. Since August 1994, Mr. Djerejian has been the Director of the James A. Baker III Institute of Public Policy at Rice University. A former United States Ambassador, he served as U.S. Ambassador to Israel in 1994. During his more than thirty years in the United States Foreign Service, Mr. Djerejian served as U.S. Ambassador to the Syrian Arab Republic, and as Assistant Secretary of State for Near Eastern Affairs under Presidents Bush and Clinton. He received the Department of State's Distinguished Service Award in 1993 and the President's Distinguished Service Award in 1994. Mr. Djerejian is a graduate of the School of Foreign Service at Georgetown University and serves on the Board of Directors of Occidental Petroleum Corporation.

Edgar G. Hotard, 57, joined the Board of Directors in May
1999. Mr. Hotard retired as President and Chief Operating Officer of Praxair, Inc. in January 1999 where he was first elected President in 1990. He is a former director and member of the Executive Committee of the Board of the United States/China Business Council, Chairman of the Board of the Compressed Gas Association and President of the International Oxygen Manufacturers Association. He received a BS degree in Mechanical Engineering from Northwestern University. Mr. Hotard serves on the Board of Directors for EDGEN Corp. and Home Care Supply and is the Chairman of Surface Logix, Inc. Mr. Hotard is currently an independent consultant/investor.

Richard A. Pattarozzi, 57, joined the Board of Directors of the Company in May 2000. Mr. Pattarozzi retired as Vice President of Shell Oil, Inc. in January 2000. He also previously served as President and Chief Executive Officer for both Shell Deepwater Development, Inc. and Shell Deepwater Production, Inc. Mr. Pattarozzi serves on the Board of Directors of Stone Energy, Inc., Transocean Sedco Forex, Inc., OSCA, Inc., and Wellogic, Inc. He received a BS degree in Civil Engineering from the University of Illinois.

James L. Payne, 64, joined the Board of Directors of the
Company in December 2000. Mr. Payne retired as Vice Chairman of Devon Energy, Inc. in January 2001. Prior to its merger with Devon Energy, Mr. Payne was Chief Executive Officer and Chairman of Santa Fe Snyder, Inc. Mr. Payne serves on the Board of Directors of Nabors Industries, B.J. Services Company and Southern Minerals. Mr. Payne is a graduate of the Colorado School of Mines and received an MBA from Golden State University.

Michael J. Pollock, 54, joined the Board of Directors of the Company in 1992. Mr. Pollock retired from the Company in February 1998. The Company employed him for eight years, most recently as Vice President, Chief Financial Officer and Treasurer. From September 1990 to December 1992, Mr. Pollock was Treasurer and Chief Financial Officer of the Company and was Vice President, Chief Administrative Officer from December 1992 until April 1996. Mr. Pollock currently serves as Director and Chief Executive Officer of Orbis1 Carrier Services. He received a BS degree from the University of Louisiana - Lafayette in 1967. Mr. Pollock is a certified public accountant and a certified internal auditor.





DIRECTORS AND COMMITTEES

Attendance and Fees

The Company's Board of Directors held eight meetings during 2000. Each incumbent director, except for Mr. Djerejian and Mr. Hotard, attended more than 75% of the total meetings of the Board of Directors and of the committees on which he served. During 2000, Mr. Djerejian and Mr. Hotard attended 71% and 70% respectively, of the total number of the Board of Directors meetings and the total number of meetings held by all committees on which they served. Mr. Djerejian and Mr. Hotard did attend all of the non-telephonic Board of Directors meetings during 2000.

All non-employee directors of the Company are entitled to receive an annual retainer of $40,000, paid semiannually, and are reimbursed for ordinary and necessary expenses incurred in attending Board or committee meetings. During 2000, each non-employee director received a $1,000 meeting fee for each Board meeting and committee meeting attended in person and $500 for each telephonic meeting attended. In addition, the chairman of each Board committee, who holds the position for a full year, is entitled to receive a $3,000 stipend.

Under the Global Industries, Ltd. Non-Employee Directors Compensation Plan (the "Directors Compensation Plan"), each non-employee director may elect to defer receipt of all or part of his annual retainer and meeting fees. Each non-employee director may elect to have deferred fees (i) credited based on stock units which have the same value as the Company's Common Stock and increase or decrease in value to the full extent of any increase or decrease in the value of the Common Stock or (ii) credited with interest equivalents based on the prime rate of interest as published in The Wall Street Journal on the last day of each quarter. Also, each non-employee director may elect to receive up to $20,000 of his or her annual retainer and meeting fees in shares of the Company's Common Stock. Each non-employee director must elect to receive at least $20,000 of their retainer and meeting fees in Common Stock or stock units. Under the Directors Compensation Plan, 25,000 shares of Common Stock are reserved for issue to non-employee directors, of which 4,420 shares have been issued. During 2000, the directors had stock units credited to their account under the Directors Compensation Plan as follows:
Mr. Day - 4,613 stock units, Mr. Hotard - 4,770 stock units, Mr. Pattarozzi - 1,082 stock units, Mr. Payne - 650 stock units, and Mr. Pollock - 4,903 stock units. Mr. Djerejian was issued 1,714 shares of Common Stock under his 2000 payment election.

During 2000, the Company paid $52,500, $15,000, and $1,000
for consulting services to Messrs. Hotard, Djerejian, and Pattarozzi, respectively, for assistance with various special
Company projects.


Committees

The Board of Directors has established the following standing committees:

Compensation Committee. The Compensation Committee's responsibility is to approve the compensation arrangements for senior management of the Company, including establishment of salaries and bonuses and other compensation for executive officers of the Company; to approve any compensation plans in which officers and directors of the Company are eligible to participate and to administer such plans, including the granting of stock options or other benefits under any such plans; and to review significant issues that relate to changes in benefit plans. The Compensation Committee held three meetings during fiscal 2000. The Compensation Committee is currently comprised of five directors: Mr. Hotard (Chairman), Mr. Djerejian, Mr. Pattarozzi, Mr. Payne and Mr. Pollock.

Finance Committee. The Finance Committee's responsibility is to review financing and refinancing proposals and is currently comprised of five directors: Mr. Pollock (Chairman), Mr. Day, Mr.
Hotard, Mr. Pattarozzi and Mr. Payne.  During 2000, the Finance
Committee held two meetings.

Nominating Committee. The Nominating Committee's primary responsibility is to recruit and recommend candidates for election to the Board of Directors. The Nominating Committee will consider director nominee suggestions made by shareholders. With respect to the procedures that must be followed in order for the nominations from shareholders to be considered, see "Shareholders Proposals and Director Nominations." This committee had one meeting during 2000 and is currently comprised of four directors: Mr. Djerejian (Chairman), Mr. Day, Mr. Hotard and Mr. Payne.

Audit Committee. The Audit Committee annually reviews and recommends to the full Board of Directors the firm to be engaged to audit the accounts of the Company and its subsidiaries. Additionally, the Audit Committee reviews with such independent auditor the plan and results of the auditing engagement and the scope and results of the Company's procedures for internal auditing, makes inquiries as to the adequacy of internal accounting controls, and considers the independence of the auditors. During fiscal 2000, the Audit Committee held five meetings. The Audit Committee is currently comprised of five directors: Mr. Day (Chairman), Mr. Djerejian, Mr. Pattarozzi, Mr. Payne and Mr. Pollock. Each member of the Audit Committee is "independent" as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards. The Board of Directors has adopted a written charter for the Audit Committee, which is included as Appendix A to this proxy statement.

Report of the Audit Committee

The Audit Committee has reviewed and discussed with the Company's management and Deloitte & Touche LLP, the Company's independent auditors, the audited financial statements of the Company contained in the Company's Annual Report to Shareholders for the year ended December 31, 2000. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed pursuant to SAS 61 (Codification of Statements on Auditing Standards, Communication with Audit Committees).

The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (titled, "Independence Discussions with Audit Committees"), and has discussed with Deloitte & Touche LLP such independent auditors' independence. The Audit Committee has also considered whether the provision of non-audit services to the Company by Deloitte & Touche LLP is compatible with maintaining their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or in part, the preceding report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or incorporated by reference into any filing except to the extent this report is specifically incorporated by reference therein.


Audit Committee
James C. Day, Chairman
Edward P. Djerejian
Richard A. Pattarozzi
James L. Payne
Michael J. Pollock


Compensation Committee Interlocks and Insider Participation

In 2000, William J. Dore', the Company's Chairman of the
Board and Chief Executive Officer was a director and member of the Compensation Committee of Noble Drilling Corporation whose Chairman of the Board and Chief Executive Officer, James C. Day, is a director of the Company. Mr. Dore' resigned from Noble's Board in July 2000.

Certain Transactions

The Company leases an office building and adjacent land on which it has built a training facility in Lafayette, Louisiana from William J. Dore', the Company's Chairman of the Board and Chief Executive Officer. The lease agreement with Mr. Dore' for the Lafayette office building and adjacent land currently provides for aggregate monthly lease payments of $3,917 and expires on December 31, 2001. The Company made aggregate lease payments to Mr. Dore' under the lease agreement of $47,004 during 2000.


SECURITY OWNERSHIP

Stock Ownership of Directors and Executive Officers

The table below sets forth the ownership of the Company's
Common Stock, as of March 2, 2001, by (i) each of the Company's directors, (ii) each executive officer named in the Summary Compensation Table included under "Compensation of Executive Officers," and (iii) all directors and executive officers of the Company as a group. Except as otherwise indicated, the persons listed below have sole voting power and investment power over the shares beneficially held by them.


                                        Shares Owned Beneficially
                                       ---------------------------
            Name                          Number        Percent
           ------                        --------      ---------

William J. Dore' (1) (2)                 28,832,778       31.1%
Peter S. Atkinson (2)                       73,086         *
James J. Dore' (2)                          197,097         *
Lawrence C. McClure (2)                    105,901         *
Russell J. Robicheaux (2)                   31,558         *
James C. Day                                14,424         *
Edward P. Djerejian                          8,568         *
Edgar G. Hotard                              1,000         *
Michael J. Pollock                          11,677         *
Richard A. Pattarozzi                           --         *
James L. Payne                              10,000         *


All directors and executive officers
as a group
(17 persons)                            29,588,089       32.0%
--------------------

* Less than 1%
(1) Includes 890,685 shares held by the Company's Retirement Plan of which Mr. Dore' acts as Trustee. Mr. Dore' disclaims beneficial ownership of all of such shares except the 214,402 shares held by the Retirement Plan allocated to his account.
(2) Includes shares issued pursuant to restricted stock awards granted to Mr. William Dore' - 60,000 shares; Mr. Atkinson - 35,500 shares; Mr. Robicheaux - 20,000 shares; and all executive officers as a group - 184,500; shares allocated to such person's account in the Retirement Plan are as follows:
Mr. Atkinson - 187; Mr. James Dore' - 11,380 shares; Mr. McClure - 3,901 shares; and all directors and executives as a group - 890,685; and the shares issuable upon exercise of stock options exercisable within sixty days as follows: Mr. William Dore' - 115,200 shares; Mr. Atkinson - 36,000 shares; Mr. James Dore' - 164,000 shares; Mr. McClure - 102,000 shares; Mr. Robicheaux - 11,000 shares; and all directors and executive officers as a group - 579,800 shares.


Stock Ownership of Certain Beneficial Owners

The following, to the Company's knowledge, are the only beneficial owners of 5% or more of the outstanding Common Stock except as shown in the table above.


  Name and Address           Number of Shares
 of Beneficial Owner        of Common Stock (1)    Percent of Class (1)
-------------------------  --------------------   ---------------------
Massachusetts Financial          12,068,484               13.1%
Services Company
500 Boylston Street
Boston, MA  02116

FMR Corporation                   7,781,390                8.5%
82 Devonshire Street
Boston, MA  02109

-------------------
(1) Based solely on information furnished in Schedule 13Gs filed with the Securities and Exchange Commission by such persons. Includes 10,808,864 and 1,307,200 shares of Common Stock with sole voting and investment power for Massachusetts Financial Services and FMR, respectively.


COMPENSATION OF EXECUTIVE OFFICERS

The following table sets forth the cash compensation paid or accrued for services rendered in all capacities to the Company during the last three years to the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers who earned more than $100,000 in salary and bonus in the year ended December 31, 2000 (the "Named Executives").


                                     Annual Compensation                          Long-Term Compensation
                              ----------------------------------------------  -------------------------------

                                                               Other Annual     Restricted         Securities           All Other
                                         Salary     Bonus      Compensation    Stock Awards    Underlying Options     Compensation

Name and Principal Position     Year      ($)       ($)(1)       ($)(2)           ($)(3)               (#)               ($)(4)
---------------------------    ------   ---------  --------   -------------   --------------   -------------------   --------------
William J. Dore'                2000     337,500        --        12,843         213,750             176,000              7,652
Chairman of the Board           1999     282,500        --        27,204         452,500             200,000              3,050
and Chief Executive             1998     270,417        --        55,348              --             100,000             15,076
Officer

Peter S. Atkinson (5)           2000     193,750        --         6,900         213,750              60,000              5,469
President                       1999     139,875    10,000        31,757         150,781              60,000              1,518
                                1998      36,474    10,000         4,255          33,700              25,000                122

James J. Dore'                  2000     150,000    13,333         5,400              --              40,000              4,932
Vice President, Diving          1999     129,094        --         5,400              --              10,000              2,192
and Special Services            1998     115,996    27,666         5,400              --              20,000              8,958

Lawrence C. McClure             2000     147,000    13,333         5,400              --              30,000              4,091
Vice President, Offshore        1999     135,094        --        34,197              --              10,000              1,088
Construction Division/          1998     115,746    27,666         5,400              --              30,000              8,794
Engineering

Russell J. Robicheaux (6)       2000     138,750    10,000         8,040         160,313              40,000              1,262
Vice President,                 1999      47,692    10,000        15,987          62,813              15,000                168
General Counsel

-------------------
(1)  Includes amounts awarded under the Company's Performance Bonus
Plan adopted in 1998 pursuant to which performance awards
granted in 1998 are paid in three annual installments with the first being paid at the time of award.  Under this plan, Mr.
James Dore' and Mr. McClure each received an award of $40,000, of which 2/3 was paid during the year ended December 31, 1998, and 1/3 was paid in February 2000.
(2)  Amounts shown include the following: (i) Mr. William Dore' for all years presented, primarily represents expenditures paid or incurred by the Company for Mr. Dore's personal account which were not reimbursed and were included in his income for tax
purposes; (ii) Mr. Atkinson for 2000, 1999 and 1998:
relocation bonus, living allowance, and/or moving expenses -
$1,500, $26,357 and $2,500, respectively; auto allowance -
$5,400, $5,400, and $1,755, respectively; (iii) Mr. James Dore'
for 2000, 1999 and 1998: automobile allowance and/or value of personal use of Company automobile - $5,400, $5,400, and
$5,400, respectively; (iv) Mr. McClure for 2000, 1999 and
1998: relocation bonus, living allowance, and/or moving
expenses - $0, $28,797, and $0, respectively; automobile
allowance and/or value of personal use of Company automobile -
$5,400, $5,400, and $5,400, respectively. and (v) Mr.
Robicheaux for 2000 and 1999: relocation bonus, living
allowance, and/or moving expenses - $2,640 and $13,849,
respectively; automobile allowance and/or value of personal
use of Company automobile - $5,400 and $2,138, respectively.
(3)  Based on the closing price of the Company's Common Stock on the date of grant.  On December 31, 2000 the aggregate number of restricted shares held by Messrs. William Dore', Atkinson,
James Dore', McClure, and Robicheaux, was 60,000, 35,500, -0-,
-0-, and 20,000, respectively, and the aggregate value of such shares held by each based upon the $13.688 market value on
December 29, 2000, was $821,280, $485,924, $0, $0, and
$273,760, respectively.  The Company does not currently pay
dividends on Common Stock; however, it would pay dividends on the restricted stock should its dividend policy change.
(4)  For each year, includes the aggregate value of contributions and allocations to the Company's Profit Sharing and Retirement
Plan, matching Company contributions to the Company's 401(k)
plan, and the value of term life insurance coverage provided.
During 2000: (i) contributions and allocations to the
Company's Profit Sharing and Retirement Plan were: Mr. William
Dore' - $4,638; Mr. Atkinson - $4,055; Mr. James Dore' - $3,742;
and Mr. McClure - $3,916; (ii) matching contributions to the
Company's 401(k) plan were: Mr. Atkinson, Mr. James Dore' and
Mr. Robicheaux, - $1,000 each; (iii) the value of term life
insurance coverage provided was: Mr. William Dore' - $3,013;
Mr. Atkinson - $414; Mr. James Dore' - $189; Mr. McClure -
$175; and Mr. Robicheaux - $262.
(5)  Mr. Atkinson joined the Company in September 1998.
(6)  Mr. Robicheaux joined the Company in August 1999.




The following table contains information concerning grants of stock options under the Company's Stock Option Plans to the Named Executives during 2000.


                                       Option Grants During the Last Fiscal Year

                                                    Individual Grants
                        -------------------------------------------------------------------------
                                                                                                    Potential Realizable Value
                                                                                                    at Assumed  Annual Rate of
                                        % of Total                                                   Stock Price Appreciation
                                     Options Granted     Fair Market      Exercise                    for Option Term ($)(2)
                          Options    to Employees in  Value on date of     Price       Expiration  ----------------------------
Name                    Granted (1)    Fiscal Year        Grant ($)     Per Share ($)    Date        0%        5%        10%
----------------------  -----------  ---------------  ----------------  -------------  ----------  ------  ---------  ---------
William J. Dore'          176,000         7.2%            10.6875          10.6875      2/17/10      --    1,182,951  2,997,830
Peter S. Atkinson          60,000         2.4%            10.6875          10.6875      2/17/10      --      403,279  1,021,987
James J. Dore'             40,000         1.6%            10.6875          10.6875      2/17/10      --      268,852    681,325
Lawrence C. McClure        30,000         1.2%            10.6875          10.6875      2/17/10      --      201,639    510,994
Russell J. Robicheaux      40,000         1.6%            10.6875          10.6875      2/17/10      --      268,852  	681,325

-------------------
(1)  All options vest 20% on each anniversary of the date of grant.
(2)  The potential realizable value reflects price appreciation over the option exercise price.


The table below sets forth the aggregate option exercises during the year ended December 31, 2000 and the value of outstanding options at December 31, 2000 held by the Named
Executives.


                            Aggregated Option Exercises During Fiscal 2000
                             and Option Values at Period End


                                                         Securities             Value of
                                                         Underlying           Unexercised
                                                        Unexercised           In-the-Money
                                                         Options at            Options at
                                                       Period End (#)       Period End ($)(*)
                                                      ----------------   ----------------------
                        Shares
                        Acquired on      Value           Exercisable/          Exercisable/
Name                    Exercise (#)   Realized ($)     Unexercisable         Unexercisable
---------------------  -------------  --------------  -----------------  ----------------------
William J. Dore'            --              --         80,000 / 396,000     117,540 /   866,948
Peter S. Atkinson           --              --         22,000 / 123,000     301,136 / 1,683,624
James J. Dore'              --              --        154,000 /  60,000   1,765,211 /   233,530
Lawrence C. McClure       3,000          34,922        94,000 /  56,000     983,135 /   252,822
Russell J. Robicheaux       --              --          3,000 /  52,000       3,377 /   133,526

-------------------
(*)  Based on the difference between the closing sale price of the Common Stock of $13.688 on December 29, 2000, and the
exercise price.


The Company's 1992 Stock Option Plan and the 1998 Equity Incentive Plan (the "Option Plans") provide that, upon a change of control, the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash in accordance with the Option Plans, adjust the outstanding options as appropriate to reflect such change of control, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to had the option already been exercised. The Option Plans provide that a change of control occurs if any person, entity or group (other than William J. Dore' and his affiliates) acquires or gains ownership or control of more than 50% of the outstanding Common Stock or, if after certain enumerated transactions, the persons who were directors before such transaction cease to constitute a majority of the Board of Directors.

James J. Dore' entered into an agreement with the Company that provides certain severance benefits in the event his employment is terminated under certain circumstances within two years following a change of control of the Company. The agreement is for a term of one year and automatically renews each January 1 absent notice to the contrary from the Company; however, if a change of control occurs during the term of the agreement, the agreement cannot terminate until two years after the change of control.

The agreement provides that if the Company terminates Mr.
Dore's employment other than due to death, disability, retirement or cause, or if Mr. Dore' terminates his employment with the Company for "good reason," in each case within two years following a change in control, then he shall be entitled to the following benefits and payments: (1) a payment equal to Mr.
Dore's full base salary through the date of termination plus a pro rata payment based on the highest bonus or incentive compensation received in any one of the three fiscal years immediately preceding the fiscal year in which the termination occurred, or the number of days elapsed in the fiscal year in which the termination occurs; (2) a payment equal to 2.99 times the higher of (i) the highest base salary plus any bonus paid to Mr. Dore' in any one of the five fiscal years preceding the fiscal year in which the termination occurred or (ii) Mr. Dore's annualized includable compensation for the base period (as defined in Section 280G(d)(1)of the Internal Revenue Code); (3) all stock options held by Mr. Dore' (whether or not then exercisable) shall be surrendered to the Company in exchange for a cash payment equal to the difference between the exercise price and the closing price of the Company's common stock on the date of notice of termination, and all restrictions on any restricted stock granted to Mr. Dore' shall lapse; (4) a payment of the difference between what Mr. Dore' is entitled to receive under the Company's retirement plans upon his termination and the amount he would have been entitled to had he been fully vested under such plans upon his termination; (5) continued welfare benefit coverage for two years following his termination, or retiree medical benefits for life, if Mr. Dore' would have been entitled to such benefits had he voluntarily retired on such date; and (6) certain other expenses or losses related to Mr. Dore's termination. The aggregate compensation payable under the change in control agreement and any other payments that constitute "parachute payments" (as defined in Section 280G(b)(2) of the Internal Revenue Code), shall be reduced to an amount that is one dollar less than three times his annualized includable compensation. If Mr. Dore's employment is terminated for cause, then he shall be entitled only to receive his current salary plus any incentive compensation through the date notice of termination is given. If Mr. Dore' is unable to perform his duties due to incapacity after a change of control, he will continue to receive his full base salary and incentive compensation at the rate then in effect until the agreement is terminated.

Generally a change of control occurs if a person or group acquires 50% or more of the voting stock of the Company, or a merger or sale or transfer of substantially all of the Company's assets or after a contested election, persons who were directors before such election cease to constitute a majority of the Board of Directors.

Compensation Committee Report on Executive Compensation

The Compensation Committee of the Board of Directors administers the Company's executive compensation. The Compensation Committee's responsibility is to set the compensation philosophy for the Company's executive officers, to approve and administer the Company's incentive and benefit plans, to monitor the performance and compensation of executive officers and other key employees and to set compensation and make awards under the Company's incentive plans that are consistent with the Company's compensation philosophy and the performance of the Company and its executive officers. The Compensation Committee believes that shareholders are best served when the compensation structure for executive officers focuses them on building long-term shareholder value while not neglecting current earnings. Total compensation for the Company's Chief Executive Officer is based upon the same factors and determined in the same way, as the Company's other executive officers.

The Company's executive compensation program consists of three principal elements: (1) base salary, (2) potential for annual incentive compensation awards, which provide for cash bonuses based on overall Company performance as well as individual performance, and (3) opportunities to earn long-term stock-based awards which provide long-term incentives that are intended to encourage the achievement of superior results over time and to align the interests of executive officers with those of shareholders. The annual incentive compensation awards and long-term stock-based awards constitute the performance-based portion of total compensation.

The compensation program is structured to provide senior management with a total compensation package that, at expected levels of performance, is competitive with those provided to executives who hold comparable positions or have similar qualifications in other similarly situated organizations. Peer companies are specifically utilized by the Compensation Committee in evaluating compensation levels of all executives; however, the Compensation Committee also receives advice from time to time regarding compensation levels from Towers Perrin, an outside compensation consulting firm, which utilizes a number of other sources, including information from other companies.

Effective January 1, 2001, the Compensation Committee of the Board of Directors implemented share ownership guidelines for all executives. These new ownership guidelines require that all executives hold a minimum number of shares of Global Industries stock equal to five, three, or one times their base salary in market value (i.e., number of shares multiplied by share price) for the Chief Executive Officer; President and Chief Financial Officer; and all other executives, respectively. Each executive will be required to meet the guideline of ownership stated above within five years.

Base Salary Program. The Compensation Committee establishes base salary levels of the Chief Executive Officer and other executive officers after review of salary survey data of other companies in the oil field service industry having annual sales or revenues generally similar in size to the Company, with particular emphasis given to those other companies in the same geographic area as the Company. By reviewing the salary data of such other companies from time to time, the Compensation Committee intends to try to ensure that the base salaries established by the Compensation Committee are generally within the range of base salaries paid by the other companies. The base salaries established for each executive officer also takes into account the executive's particular experience and level of responsibility.

Base salaries of the executive officers are reviewed annually, with adjustments made based on any updated salary data, increases in the cost of living, job performance of the executive officer over time, the expansion of duties and responsibilities, if any, of the executive officer and general market salary levels. No specific weight or emphasis is placed on any one of these factors. The temporary salary reduction program instituted in 1998 was recended in 1999 and the base salaries of the executive officers, including the Chief Executive Officer, were reinstated to their previous levels. In 2000, based on the factors described above, the Compensation Committee increased the base salary of the Chief Executive Officer, Mr. William Dore', by 17% and increased the base salary of the other Named Executives by amounts up to 21%.

Short-Term Incentive Compensation. Annual incentive compensation awards enable the executives and other key employees of the Company to earn annual cash bonuses, based upon the Company's financial results meeting or exceeding budget as well as individual performance. The Company's short-term incentive plan is designed to provide a total cash compensation package that at expected levels of performance approximate the 50th percentile for peer group companies. Considering the Company's performance relative to the budget, the Compensation Committee recommends incentive compensation awards and contributions to the Company's defined contribution profit sharing retirement plan. During 2000 and 1999, the Chief Executive and other Named Executives did not receive an incentive award. During 1998, the Chief Executive Officer did not receive an incentive award but the other Named Executives received awards aggregating $2,000 (less than 1% of their compensation). During the year ended March 31, 1998, the Company adopted a Performance Bonus Plan to provide for awards to key employees, including executive officers. The performance bonus awards are paid in three equal installments, with the first installment paid at the time of the award. The Chief Executive Officer did not receive a performance bonus award in the year ended March 31, 1998 and the other Named Executives received total awards of $80,000 of which one-third was paid in the year ended March 31, 1998, one-third was paid in the nine months ended December 31, 1998, and the final one-third was paid in February 2000. During 2000, the Chief Executive Officer received a profit sharing and retirement plan contribution of $4,638, and the other Named Executives received contributions totaling $16,351.

Long-Term Incentive Compensation. The long-term incentive portion of the Company's executive compensation scheme is administered through the Company's Option Plans, each established by the Board of Directors of the Company to provide a means by which certain employees of the Company, including executive officers, could develop an economic interest, through ownership in the Company's Common Stock, in the financial success of the Company. After reviewing the stock option and restricted stock award position of each executive officer, the Compensation Committee makes awards to certain executive officers and other key employees, in order to enhance the recipients' desire to remain with the Company and devote their best efforts to its business by more closely aligning executives' and shareholders' long-term interests. During 2000, the Company granted 176,000 stock options and 20,000 restricted stock awards to the Chief Executive Officer, and granted a total of 170,000 options and 35,000 shares of restricted stock to the other Named Executives.

Section 162(m). Section 162(m) of the Internal Revenue Code ("Section 162(m)"), enacted in 1993, imposes a limit of $1 million, with certain exceptions, on the amount that a publicly held corporation may deduct in any year for the compensation paid or accrued with respect to each of its chief executive officer and four other most highly compensated executive officers. None of the Company's executive officers currently receives compensation exceeding the limits imposed by Section 162(m). While the Compensation Committee cannot predict with certainty how the Company's executive compensation might be affected in the future by the Section 162(m) or applicable tax regulations issued thereunder, the Compensation Committee intends to try to preserve the tax deductibility of all executive compensation while maintaining the Company's executive compensation program as described in this report.


Compensation Committee
Edgar G. Hotard, Chairman
Edward P. Djerejian
Richard A. Pattarozzi
James L. Payne
Michael J. Pollock




COMPARATIVE STOCK PERFORMANCE

The Performance Graph below compares the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock, with the cumulative total return of the Standard & Poor's 500 Index (the "S&P 500 Index") and a weighted index peer group of seven companies (the "Peer Group"). The Peer Group is comprised of Stolt Comex Seaway S.A., Noble Drilling Corporation, Cal Dive International, Coflexip, S.A., Horizon Offshore, Oceaneering International, Inc., and Offshore Logistics, Inc. Cumulative total return is based on annual total return, which assumes reinvested dividends for the period shown in the Performance Graph and assumes that $100 was invested on March 31, 1996, in each of Global, the S&P 500 Index and the Peer Group. The Peer Group investment is weighted based on the market capitalization of each individual company within the Peer Group. The results shown in the graph below are not necessarily indicative of future performance.


                      [graph]

                           March 31,    March 31,    March 31,    December 31,    December 31,    December 31,
                             1996        1997         1998          1998(1)           1999            2000
                          -----------  -----------  -----------  --------------  --------------  --------------
Global Industries, Ltd.      $100         $204         $388           $117            $164            $261
S&P 500                      $100         $117         $171           $190            $228            $203
Peer Group                   $100         $141         $261           $126            $212            $300

-------------------
(1) Return for the period ended December 31, 1998 reflects a nine-month period that corresponds with the change in the Company's fiscal year end.




                            PROPOSAL TO APPROVE AMENDMENT TO
                              THE GLOBAL INDUSTRIES, LTD.
                              1998 EQUITY INCENTIVE PLAN


The Company's 1998 Equity Incentive Plan (the "1998
Plan"), the principal terms of which are set forth below, was approved by shareholder in 1998. The 1998 Plan constitutes the key element of the Company's long-term incentive compensation.

The Amendment

The Board of Directors adopted and proposes that the shareholders approve an amendment to the 1998 Plan (the "Plan Amendment") that (i) increases the number of shares of the Company's Common Stock for which options and restricted stock awards may be granted under the 1998 Plan by 4,300,000 shares to 7,500,000 shares, thereby increasing the number of shares currently available for grants of options to 3,582,570 (some outstanding awards have been conditioned upon shareholder approval of the Plan Amendment), (ii) increase the maximum number shares of Common Stock that may be granted as options or as restricted stock to any one individual during any calendar year from 100,000 to 10% of the number of shares authorized under the 1998 Plan, and (iii) prohibits repricing of outstanding options without the approval of the Company's shareholders.

The Board of Directors determined that the number of shares currently available under the 1998 Plan is insufficient to continue to meet the Company's needs under its long-term compensation program. In addition, the Board of Directors believes the availability of additional shares and the expended maximum number of options and restricted shares that may be granted to one individual in a calendar year is necessary to provide the Company with adequate flexibility to attract and hire new executives and other key employees as the Company grows.

If the Plan Amendment is approved by the Company's shareholders, the Company's 1992 Stock Option Plan, which has 624,294 shares currently available for grants of options, will be terminated with respect to all shares for which options have not been granted and any shares related to options which are subsequently forfeited or cancelled. If shareholder approval is not obtained, the Company intends to issue options under the 1992 Stock Option Plan.

Summary of the 1998 Plan

The following general description of certain features of the 1998 Plan is qualified in its entirety by reference to the 1998
Plan. Capitalized terms not otherwise defined herein have the meaning ascribed to them in the 1998 Plan.

The 1998 Plan provides that the Company may grant options to purchase shares of Common Stock and may grant restricted stock awards for an aggregate of 3,200,000 shares of Common Stock, (7,500,000 if the Plan Amendment is adopted), subject to adjustment in the event of stock dividends, stock splits and certain other events. Awards may consist of any combination of options and restricted stock awards. The terms applicable to these various types of awards are set forth in detail in the 1998 Plan. The Administrator may make awards under the 1998 Plan until February 10, 2008.

Eligibility. Awards may be granted only to persons who, at the time of grant, are employees (including executive officers) of the Company or one of its subsidiaries. Awards may be granted on more than one occasion to the same person. Substantially all of the employees of the Company and its subsidiaries are eligible to receive Awards under the 1998 Plan. At March 2, 2001, the Company and its subsidiaries had approximately 1,739 employees.

Stock Options. Options granted under the 1998 Plan might be options that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code or options that are not intended to so qualify. The Administrator may designate the employees to receive the options, the number of shares subject to the options, and the terms and conditions of each option granted under the 1998 Plan. The term of any option granted under the 1998 Plan shall be determined by the Administrator; provided, however, that the term of any incentive stock option cannot exceed ten years from the date of the grant and any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiary within the meaning of Section 422(b)(6) of the Code must not be exercisable after the expiration of five years from the date of grant. The exercise price per share of Common Stock of options granted under the 1998 Plan will be determined by the Administrator; provided, however, that such exercise price cannot be less than the market value of a share of Common Stock on a date the option is granted for incentive stock options and 85% of the market value on the date of grant for nonqualified stock options. Further, the exercise price of any incentive stock option granted to an employee who possesses more than 10% of the total combined voting power of all classes of stock of the Company or of its subsidiary within the meaning of Section 422(b)(6) of the Code must be at least 110% of the market value of a share at the time such option is granted. An option may provide for the payment of the exercise price, in whole or in part, by delivery of a number of shares of Common Stock (plus cash if necessary) having a market value per share equal to such exercise price. Moreover, an option may provide for a "cashless exercise" of the option.

Restricted Stock Awards. A grant of restricted stock constitutes an immediate transfer to the recipient of record and beneficial ownership of the shares in consideration of the performance of services by the recipient (or other consideration determined by the Administrator). The recipient is entitled immediately to voting and other ownership rights in the shares, subject to restrictions referred to in the 1998 Plan or contained in the related Restricted Stock Agreement. The transfer may be made without additional cash consideration or in consideration of a payment by the recipient that is less than the market value of the shares on the date of grant.

Restricted stock must be subject, for a period or periods determined by the Administrator at the date of grant, to one or more restrictions on disposition and certain obligations to forfeit such shares as determined by the Administrator. The restrictions on disposition and forfeiture obligations may lapse based upon (a) the Company's attainment of specific performance targets established by the Administrator, (b) the number of years the grantee remains an employee of the Company, or (c) a combination of both factors. The Company retains custody of the shares of Common Stock issued pursuant to a restricted stock award until the disposition restrictions and forfeiture obligations lapse. An employee may not sell, transfer, pledge, or otherwise dispose of such shares until the expiration of the disposition restrictions and forfeiture obligations.


Limitation on Grants. The number of shares of Common Stock that may be subject to options granted to any one individual during any calendar year may not exceed 100,000 shares and that may be granted as restricted stock to any one individual during any calendar year may not exceed 100,000 shares (10% of the shares authorized under the 1998 Plan if the Plan Amendment is approved) (in each case subject to adjustment as provided in the 1998 Plan). The limitation set forth in the preceding sentence will be applied in a manner which will permit compensation generated in connection with options awarded under the 1998 Plan by the Compensation Committee to constitute "performance based" compensation for purposes of Section 162(m) of the Code, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to options that are canceled or repriced.

Change of Control. The 1998 Plan provides that, upon a change of control, as defined in the 1998 Plan (i) with respect to outstanding options, the Compensation Committee may accelerate the vesting of options, cancel options and make payments in respect thereof in cash in accordance with the 1998 Plan, adjust the outstanding options as appropriate to reflect such change of control, or provide that each option shall thereafter be exercisable for the number and class of securities or property that the optionee would have been entitled to had the option been exercised prior to the change of control and (ii) with respect to restricted stock awards, the Compensation Committee may provide that all restrictions applicable to the Restricted Stock shall lapse, that all restrictions applicable to such Restricted Stock that would expire or could be satisfied within twelve months of the change of control shall lapse or be deemed to have been satisfied or that such change of control shall have no effect on the restrictions applicable to such Restricted Stock.

Transferability. No options (other than incentive stock options) are transferable by the recipient except (i) by will or the laws of descent and distribution, (ii) by a qualified domestic relations order or (iii) with the consent of the Administrator. An Incentive Stock Option is not transferable other than by will or the laws of descent and distribution and may not be exercised during the optionee's lifetime except by the optionee or the optionee's guardian or legal representative.

Adjustments. The maximum number of shares that may be issued under the 1998 Plan, as well as the number or type of shares subject to outstanding options and restricted stock awards and the applicable exercise prices per share will be adjusted appropriately in the event of stock dividends, spin-offs of assets or other extraordinary dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events.

Administration and Amendments. The 1998 Plan provides that a committee comprised solely of two or more "outside directors" (as defined by Section 162(m) of the Code and applicable interpretive authority thereunder and within the meaning of the term "Non-Employee Director" as defined by Rule 16b-3 under the Securities Exchange Act) serves as the Administrator of awards under the 1998 Plan with respect to persons subject to Section 16 of the Securities Exchange Act. The Compensation Committee serves as such committee under the 1998 Plan. The Chief Executive Officer of the Company or the Compensation Committee may serve as Administrator with respect to any person not subject to Section 16 of the Securities Exchange Act.

The Board of Directors in its discretion may terminate the 1998 Plan at any time with respect to any shares of Common Stock for which awards have not yet been granted. The Board of Directors, has the right to amend the 1998 Plan or any part thereof from time to time; provided that no change in any award theretofore granted may be made which would impair the rights of the recipient thereof without the consent of such recipient.
Without shareholder approval, the Board of Directors, may not amend the 1998 Plan to (a) increase the maximum aggregate number of shares that may be issued under the 1998 Plan, or (b) change the class of individuals eligible to receive awards under the 1998 Plan, or (c) if the Plan Amendment is approved, amend or delete the provision in the 1998 Plan that prohibits the repricing of outstanding options.

Grants Under the 1998 Plan

Annual benefits that may be awarded under the 1998 Plan, including to executive officers, in a given year are not known. Through March 2, 2001, options to purchase 3,185,930 shares of Common Stock have been granted under the 1998 Plan to employees, including the Named Executives. Options for 517,430 of the additional shares to be added in the 1998 Plan pursuant to the Plan Amendment have been granted, none of which were granted to the Named Executives. Through March 2, 2001, restricted stock awards of 531,500 shares of Common Stock have been granted to eighty-four employees. The restrictions on the shares subject to the Restricted Stock Awards lapse 33.3% on each of the third, fourth, and fifth anniversary of the date of award. The closing sales price of the Common Stock was $14.688 per share on March 2, 2001.

United States Federal Income Tax Consequences

The following is a brief summary of certain of the U.S.
Federal income tax consequences of certain transactions under the 1998 Plan. This summary is not intended to provide or supplement tax advice to eligible participants. This summary contains general statements based on current U.S. Federal income tax statutes, regulations and currently available interpretations thereof. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences or the effect, if any, of gift, estate and inheritance taxes.

Non-qualified Stock Options. In general: (i) no income will be recognized by an optionee at the time a non-qualified stock option is granted; (ii) at the time of exercise of a non-qualified stock option, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are nonrestricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified stock option, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as capital gain (or loss).

The total number of shares of Common Stock subject to options granted to any one recipient during any calendar year is limited under the 1998 Plan for the purpose of qualifying any compensation realized upon exercise of such options that are granted by the Compensation Committee as "performance-based compensation" as defined in Section 162(m) of the Code in order to preserve tax deductions by the Company with respect to any such compensation in excess of one million dollars paid to "Covered Employees" (i.e., the Company's Chief Executive
Officer and the four highest compensated officers of the Company or those individuals deemed to be executive officers of the Company (other than the Chief Executive Officer) and who are officers of the Company on the last day of the year in question). Options granted by the Chief Executive Officer will not qualify as "performance-based compensation" and will be subject to the limitation on deductibility under Section 162(m) of the Code; however, it is not anticipated that the Chief Executive Officer would have the authority to make grants to Covered Employees.

Incentive Stock Options. An optionee upon the grant or exercise of an incentive stock option generally will recognize no taxable income. However, upon exercise, the difference between the fair market value and the exercise price may be subject to the alternative minimum tax. If shares of Common Stock are issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the issuance of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option exercise price should be taxed to the optionee as capital gain and any loss sustained will be a capital loss.

If shares of Common Stock acquired upon the exercise of incentive stock options are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized on the disposition of the shares in a sale or exchange) over the option exercise price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as a capital gain (or loss).

As described above with respect to non-qualified stock options, the 1998 Plan has been designed to qualify any ordinary compensation income recognized by optionees with respect to incentive stock options granted by the Compensation Committee as "performance-based compensation" as defined in Section 162(m) of the Code.

Restricted Stock Awards. A recipient of restricted stock generally will be subject to tax at ordinary income tax rates on the fair market value of the restricted stock reduced by any amount paid by the recipient at the time the shares are no longer subject either to a risk of forfeiture or restrictions on transfer for purpose of Section 83 of the Code. However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of the shares (determined without regard to the risk of forfeiture or restrictions on transfer) over any purchase price paid for the shares. If a
Section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares. If a Section 83(b) election has not been made, any dividends received with respect to restricted stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient, otherwise the dividends will be treated as dividends. Awards of restricted stock to Covered Employees will not qualify as "performance-based compensation" and the Company will be subject to the limitation on deductibility under Section 162(m) of the Code.

Special Rules Applicable to Officers and Directors. In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer or director to suit under Section 16(b) of the Securities Exchange Act, the tax consequences to the officer or director may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer or director to suit under
Section 16(b) of the Securities Exchange Act, but not longer than six months.

Tax Consequences to the Company or Subsidiary.  Section
162(m) of the Code limits the ability of the Company to deduct compensation paid during a fiscal year to a Covered Employee in excess of one million dollars, unless such compensation is based on performance criteria established by the Compensation Committee or meets another exception specified in Section 162(m) of the Code. Certain awards described above will not qualify as "performance-based compensation" or meet any other exception under Section 162(m) of the Code and, therefore, the Company's deductions with respect to such awards will be subject to the limitations imposed by such Section. To the extent a recipient recognizes ordinary income in the circumstances described above, the Company or subsidiary for which the recipient performs services will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense and is not an "excess parachute payment" within the meaning of
Section 280G of the Code and (ii) either the compensation is "performance-based" within the meaning of Section 162(m) of the Code or the one million dollar limitation of Section 162(m) of the Code is not exceeded.

Vote Required

The affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting is required for approval of the Plan Amendment, which approval is a condition to the effectiveness of the Plan Amendment. Accordingly under Louisiana law, the Company's Amended and Restated Articles of Incorporation and bylaws, abstentions have the same legal effect as a vote against this proposal, but a broker non-vote is not counted.



Recommendation of the Board of Directors



THE BOARD OF DIRECTORS RECOMMENDS VOTING "FOR" THE PLAN
AMENDMENT.



              SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Shareholders may propose matters to be presented at shareholders' meetings and may also nominate persons to be directors, subject to the formal procedures that have been established.

Proposals for 2002 Annual Meeting

Pursuant to rules promulgated by the Securities and Exchange
Commission, any proposals of shareholders of the Company intended to be presented at the Annual Meeting of Shareholders of the Company to be held in 2002 and included in the Company's proxy statement and form of proxy relating to that meeting, must be received at the Company's principal executive offices, 8000
Global Drive, Carlyss, Louisiana 70665, no later than December 6, 2001. Such proposals must be in conformity with all applicable legal provisions, including Rule 14a-8 of the General Rules and Regulations under the Securities Exchange Act.

In addition to the Securities and Exchange Commission rules described in the preceding paragraph, the Company's bylaws provide that for business to be properly brought before any annual meeting of shareholders, it must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder of the Company who is a shareholder of record at the time of giving of the required notice described below, who shall be entitled to vote at such meeting and who complies with the following notice procedures. For business to be brought before an annual meeting by a shareholder of the Company, the shareholder must have given timely notice in writing of the business to be brought before such annual meeting to the Secretary of the Company. To be timely for the 2002 Annual Meeting, a shareholder's notice must be delivered to or mailed and received at the Company's principal executive offices, 8000 Global Drive, Carlyss, Louisiana 70665, on or before February 10, 2002. A shareholder's notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Company's books, of the shareholder proposing such business, (c) the class and number of shares of voting stock of the Company which are owned beneficially by the shareholder, (d) a representation that the shareholder intends to appear in person or by proxy at the annual meeting to bring the proposed business before the meeting, and
(e) a description of any material interest of the shareholder in such business. A shareholder must also comply with all applicable requirements of the Securities Exchange Act and the Rules and Regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.

Nominations for 2002 Annual Meeting and for Any Special Meetings

Pursuant to the Company's bylaws, only persons who are nominated in accordance with the following procedures are eligible for election as directors. Nominations of persons for election to the Company's Board of Directors may be made at a meeting of shareholders only (a) by or at the direction of the Board of Directors or (b) by any shareholder of the Company who is a shareholder of record at the time of giving of the required notice described below, who is entitled to vote for the election of directors at the meeting, and who complies with the following notice procedures. All nominations, other than those made by or at the direction of the Board of Directors, must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to or mailed and received at the Company's principal executive offices, 8000 Global Drive, Carlyss, Louisiana 70665, (i) with respect to an election to be held at the 2002 Annual Meeting on or before February 10, 2002, and (ii) with respect to any election to be held at a special meeting of shareholders, not later than the close of business on the 10th day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. A shareholder's notice to the Secretary of the Company must set forth (a) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act (including the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected); and (b) as to the shareholder giving the notice (i) the name and address, as they appear on the Company's books, of such shareholder, and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the shareholder. In the event a person who is validly designated as a nominee for election as a director shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee. A shareholder must also comply with all applicable requirements of the Securities Exchange Act and the Rules and Regulations thereunder with respect to the matters set forth in the foregoing bylaw provisions.


                   COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

The Company believes, based upon a review of the forms and amendments furnished to it, that during the year ended December 31, 2000, the Company's directors and officers complied with the filing requirements under Section 16(a) of the Securities Exchange Act, except that Messrs. William Dore' and James Dore', executive officers of the Company, and Mr. Hotard, a director, each was late in filing one statement of changes in beneficial ownership on a Form 4.


                    RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Deloitte & Touche LLP, independent public accountants, have been the principal independent auditors for the Company since October 1991. The Company expects that they will continue as the Company's principal independent auditors. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so and to respond to appropriate questions from shareholders.

Audit Fees

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000, and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that year were $327,000.

Financial Information Systems Design and Implementation Fees

There were no fees billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the year ended December 31, 2000.

All Other Fees

The aggregate fees billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the year ended December 31, 2000 were $501,000.




                                 GENERAL

The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their judgment on such matters.

The cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company. In addition to the use of the mails, proxies may be solicited by the directors, officers and employees of the Company, without additional compensation, by personal interview, special letter, telephone, telegram or otherwise. Brokerage firms and other custodians, nominees and fiduciaries who hold the voting securities of record will be requested to forward solicitation materials to the beneficial owners thereof and will be reimbursed by the Company for their expenses. The Company has retained the services of American Stock Transfer & Trust Company to assist in the solicitation of proxies either in person or by mail, telephone or telegram, at an estimated cost of $17,000, plus expenses.


                      ANNUAL REPORT AND FORM 10-K

The Company's Annual Report to Shareholders containing audited financial statements for the year ended December 31, 2000, is being mailed herewith to all shareholders entitled to vote at the Annual Meeting. The Annual Report to Shareholders does not constitute a part of this proxy soliciting material.

A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission may be obtained, without charge, by writing the Company, Global Industries, Ltd., 8000 Global Drive, Carlyss, Louisiana 70665, Attention: Investor
Relations.







                                                   Appendix A



                    AUDIT COMMITTEE CHARTER

This Audit Committee Charter (Charter) has been adopted by the Board of Directors (the Board) of Global Industries, Ltd. (the Company). The Audit Committee of the Board (the Committee) shall review and reassess this charter annually and recommend any proposed changes to the Board for approval.

Role and Independence: Organization

The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules of the Nasdaq. The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

One member of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management and the internal auditors.

Responsibilities:

Although the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The
Committee shall be responsible for:

Recommending to the Board the independent auditors to be retained (or nominated for shareholder approval) to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors' independence.

Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission.

Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company's Quarterly Report on Form 10-Q prior to its filing, (2) the earnings announcement prior to its release (if practicable), and (3) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

Overseeing internal audit activities, including discussing with management and the internal auditors the internal audit function's organization, objectivity, responsibilities, plans, results, budget and staffing.

Discussing with management, the internal auditors and the independent auditors the quality and adequacy of and compliance with the Company's internal controls.

Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.





                           (Front of Card)



PROXY                          GLOBAL INDUSTRIES, LTD.
                            Proxy for 2001 Annual Meeting


	THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints William J. Dore' and Peter S. Atkinson, and each of them, with or without the other, proxies, with full power of substitution, to vote all shares of stock that the undersigned is entitled to vote at the 2001 Annual Meeting of Shareholders of Global Industries, Ltd. (the "Company"), to be held in Houston, Texas on May 11, 2001, at 10:00 a.m. (local time) and all adjournments and postponements thereof as follows:

        (1) Election of Directors.

                [ ]   FOR all nominees listed    [ ]   WITHHOLD AUTHORITY
                      below (except as marked          to vote for all
                      to the contrary below).          nominees listed below.

	INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

            William J. Dore'     James C. Day            Edward P. Djerejian
            Edgar G. Hotard      Richard A. Pattarozzi   James L. Payne
            Michael J. Pollock

        (2) Approval of the amendment of the Global Industries, Ltd. 1998 Equity Incentive Plan.

                [ ]   FOR          [ ]   AGAINST          [ ]   ABSTAIN

        (3) In their discretion, upon any other business which may properly come before said meeting.


                               (continued on reverse side)





                                    (Back of Card)



This Proxy will be voted as you specify on the reverse side hereof. If no specification is made, this Proxy will be voted with respect to item (1) FOR the nominees listed, with respect to item (2) FOR the amendment to the 1998 Equity Incentive Plan, and in accordance with the judgment of the persons voting the Proxy with respect to any other matters which may properly be presented at the meeting. Receipt of the Notice of the 2001 Annual Meeting and the related Proxy Statement is hereby acknowledged.

                            Dated:                   , 2001
                                  -------------------


                            -------------------------------------
                                         Signature


                            -------------------------------------
                                  Signature, if jointly held

                            Please sign your name exactly as it
                            appears hereon.  Joint owners must
                            each sign.  When signing as attorney,
                            executor, administrator, trustee or
                            guardian, please give full title as
                            it appears hereon.  If held by a
                            corporation, please sign in the full
                            corporate name by the president or
                            other authorized officer.


	PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
	PROMPTLY USING THE ENCLOSED ENVELOPE.